Exhibit 99.2

APPLIED AVIONICS, INC.

FINANCIAL STATEMENTS

Twenty-six Weeks Ended June 26, 2024

APPLIED AVIONICS, INC.

FINANCIAL STATEMENTS

Twenty-six Weeks Ended June 26, 2024

APPLIED AVIONICS, INC.

BALANCE SHEET (Unaudited)

June 26, 2024

Assets
Current assets:
Cash and cash equivalents	$15,281,817
Trade accounts receivable, net	3,231,927
Inventories, net	8,657,867
Prepaid expenses and other current assets	384,519
Total current assets	27,556,130

Property, plant, and equipment, net	3,311,703
Right-of-use asset - operating leases, net	8,993

Total assets	$30,876,826

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$339,643
Accrued liabilities	2,879,646
Customer advance payment deposits	1,594,107
Deferred compensation plan accrual	4,554,972
Current portion of operating lease liabilities	6,393
Distributions payable	5,944,833
Total current liabilities	15,319,594

Operating lease liabilities, net of current portion	2,600
Total liabilities	15,322,194

Stockholders' equity:
Common stock - voting; $.01 par value; 2,800,000 shares authorized; 1,167,519 issued; 1,145,319 outstanding	11,675
Common stock - non-voting; $.01 par value; 200,000 shares authorized; 57,200 shares issued and outstanding	572
Capital in excess of par value	2,001,653
Retained earnings	14,428,732
Less: treasury stock, at cost (22,200 voting shares)	(888,000)
Total stockholders' equity	15,554,632

Total liabilities and stockholders' equity	$30,876,826

See accompanying notes to financial statements.

APPLIED AVIONICS, INC.

STATEMENT OF INCOME (Unaudited)

Twenty-six Weeks Ended June 26, 2024

Net sales	$21,854,867

Operating costs and expenses:
Cost of sales	5,443,935
Selling, general, and administrative expenses	9,387,797
Total operating costs and expenses	14,831,732

Income from operations	7,023,135

Other income (expense):
Interest income	238,968
Other income, net	16,670
Total other income, net	255,638

Net income	$7,278,773

See accompanying notes to financial statements.

APPLIED AVIONICS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (Unaudited)

Twenty-six Weeks Ended June 26, 2024

	Voting Common Stock	Non-Voting Common Stock	Capital In Excess of Par Value	Retained Earnings	Treasury Stock	Total

Balance at December 27, 2023	$11,675	$572	$2,001,653	$15,894,792	$(888,000)	$17,020,692

Net income	-	-	-	7,278,773	-	7,278,773
Distributions	-	-	-	(8,744,833)	-	(8,744,833)

Balance at June 26, 2024	$11,675	$572	$2,001,653	$14,428,732	$(888,000)	$15,554,632

See accompanying notes to financial statements.

APPLIED AVIONICS, INC.

STATEMENT OF CASH FLOWS (Unaudited)

Twenty-six Weeks Ended June 24, 2024

Operating Activities
Net income	$7,278,773
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	265,733
Amortization of right-of-use assets	3,102
Provision for credit losses	34,156
Non-cash lease expense	216
Changes in operating assets and liabilities:
Trade accounts receivable, net	(230,486)
Inventories, net	(98,158)
Prepaid expenses and other current assets	176,554
Accounts payable and accrued liabilities	4,281,482
Operating lease liabilities	(3,318)
Customer advance payment deposits	99,846
Net cash provided by operating activities	11,807,900

Investing Activities
Purchases of property, plant, and equipment	(389.960)
Net cash used in investing activities	(389,960)

Financing Activities
Distributions paid to stockholders	(2,863,693)
Net cash used in financing activities	(2,863,693)

Net increase in cash and cash equivalents	8,554,247
Cash and cash equivalents at beginning of period	6,727,570

Cash and cash equivalents at end of period	$15,281,817

See accompanying notes to financial statements.

APPLIED AVIONICS, INC.

NOTES TO FINANCIAL STATEMENTS (Unaudited)

A.
Nature of Operations

Applied Avionics, Inc. (the “Company”) is an S Corporation and manufactures MIL-Spec illuminated electro-mechanical pushbutton switches and other avionic electrical components. These products are used in aircraft, ground systems, and on shipboard. The Company researches, designs, and manufactures products to meet the human-machine and system-system interface requirements of commercial and military organizations worldwide. The Company is located in Fort Worth, Texas.

B.
Summary of Significant Accounting Policies

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Basis of Accounting

The accounts are maintained and the financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts in the financial statements and accompanying notes. Actual results could differ from these estimates and assumptions.

Fiscal Year

The Company uses a 52/53-week year, which ends on the last Wednesday of the calendar year. The accompanying financial statements reflect operations and cash flows from December 28, 2023 through June 26, 2024 (26 weeks).

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased or a money market fund to be cash equivalents. The Company held $15,170,000 in short-term investments at June 26, 2024. Other cash balances were $111,817 at June 26, 2024. The Company maintains deposits primarily in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation (“FDIC”). The Company has not experienced any losses related to amounts in excess of FDIC limits.

APPLIED AVIONICS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

B.
Summary of Significant Accounting Policies – continued

Trade Accounts Receivable and Allowance for Credit Losses

Accounts receivable are recorded at the invoiced amount and do not typically bear interest. The Company regularly monitors and assesses its risk of not collecting amounts owed by customers. The Company operates primarily in the commercial aircraft and aerospace and defense industry and its accounts receivable are primarily derived from customers servicing that industry. At each balance sheet date, the Company recognizes an expected allowance for credit losses if determined necessary. In addition, at each reporting date, this estimate is updated to reflect any changes in credit risk since the receivable was initially recorded. This estimate is calculated on a pooled basis where similar risk characteristics exist. If applicable, accounts receivable are evaluated individually when they do not share similar risk characteristics which could exist in circumstances where amounts are considered at risk or uncollectible.

The allowance estimate is derived from a review of the Company’s historical losses based on the aging of receivables. This estimate is adjusted for management’s assessment of current conditions, reasonable and supportable forecasts regarding future events, and any other factors deemed relevant by the Company. The Company believes historical loss information is a reasonable starting point in which to calculate the expected allowance for credit losses as the Company’s portfolio segment has remained constant since the Company’s inception.

Credit is extended to the Company’s customers based on an evaluation of each customer’s financial condition and other relevant risk factors. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to accounts receivable. The allowance for credit losses for the period ended June 26, 2024, was approximately $51,000. The opening balance of accounts receivable as of December 28, 2023, was approximately $3,070,000, net of an allowance for credit losses of approximately $17,000.

The Company writes off receivables when there is information that indicates the debtor is facing significant financial difficulty and there is no possibility of recovery. If any recoveries are made from any accounts previously written off, they will be recognized and offset to credit loss expense in the year of recovery, in accordance with the Company’s accounting policy election.

Inventories

Inventories consist primarily of raw materials and work-in-process and are stated at the lower of cost or net realizable value. Cost is determined using a standard cost method, which approximates a first- in, first-out method. Inventories include factory overhead that is applied on the basis of labor costs and manufacturing expenses incurred. Fixed costs related to excess manufacturing capacity, freight, handling costs, scrap, and spoilage are expensed when incurred. A valuation allowance is established and adjusted periodically to provide for estimated excess and obsolescence based upon the aging of inventory and market trends. As of June 26, 2024, the Company had recorded a reserve of approximately $282,000.

APPLIED AVIONICS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

B.
Summary of Significant Accounting Policies – continued

Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost. Depreciation is calculated on the straight-line method over the assets’ estimated service lives. Expenditures for maintenance and repairs are charged to expense in the period in which they are incurred, and betterments are capitalized. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the accounts, and any gains or losses are reflected in the accompanying statement of income. Property and equipment are depreciated over the following estimated useful lives:

Buildings and improvements	15-39 years
Machinery and equipment	3-7 years
Office equipment	3-7 years
Automobiles	3-7 years
Furniture and fixtures	3-7 years

Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows that the assets are expected to generate. If long-lived assets are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value and is recorded in the period the determination was made. Based upon management’s assessment, there was no impairment of long-lived assets at June 26, 2024.

Leases

A lease provides the lessee the right to control the use of an identified asset for a period of time in exchange for consideration. Operating lease right-of-use assets (“ROU assets”) represent the Company’s right to use an underlying asset for the lease term. Operating lease liabilities (“lease liabilities”) represent the Company’s obligation to make lease payments arising from the lease. The Company determines if an arrangement is a lease at inception. ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company excludes short-term leases having initial terms of 12 months or less from ROU assets and lease liabilities and recognizes rent expense on a straight-line basis over the lease term.

The Company has leases for certain office equipment. The operating leases contain renewal options that provide for rent increases based on prevailing market conditions.

APPLIED AVIONICS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

B.
Summary of Significant Accounting Policies – continued

Leases – continued

The discount rate used to determine the commencement date present value of lease payments is the interest rate implicit in the lease, or when that is not readily determinable, the Company has elected to utilize the applicable risk-free rate in effect at the time of the lease inception. ROU assets include any lease payments required to be made prior to commencement and exclude lease incentives. Both ROU assets and lease liabilities exclude variable payments not based on an index or rate, which are treated as period costs. The Company’s lease agreements do not contain significant residual value guarantees, restrictions, or covenants.

The Company has lease agreements with lease and non-lease components, which are generally accounted for separately. For these leases, there may be variability in future lease payments as the amount of non-lease component is typically revised from one period to the next. These variable lease payments, which are primarily comprised of common area maintenance, utilities, taxes, and other related fees that are passed on from the lessor in proportion to the leased space, are recognized in operating expenses in the period in which the obligation for those payments was incurred.

Customer Advance Payment Deposits

The Company requires advance payments on sales orders from certain customers, and the advance payments are held as customer deposits until shipment has occurred. The opening balance of customer advance payment deposits was approximately $1,494,000 at December 28, 2023.

Distributions

The Company’s distribution policy is that pro-rata distributions are to be declared and paid to each stockholder in an aggregate amount equal to a percentage of the Company’s net income that is determined by the Company’s Board of Directors on an annual basis. At June 26, 2024, there was approximately $5,945,000 of distributions declared and payable in the accompanying financial statements.

Revenue Recognition

The Company derives its revenues from the manufacturing and distribution of its MIL-Spec illuminated electro-mechanical pushbutton switches and other avionic electrical components. The Company accounts for revenue from contracts with customers through the following steps:

•
Identification of the contract with a customer.
•
Identification of the performance obligations in the contract.
•
Determination of the transaction price.
•
Allocation of the transaction price to the performance obligations in the contract.
•
Recognition of revenue when, or as, the Company satisfies a performance obligation.

APPLIED AVIONICS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

B.
Summary of Significant Accounting Policies – continued

Revenue Recognition – continued

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products or providing services. Revenue is recognized when the Company satisfies its performance obligation under the contract by transferring the promised product or service to its customer. The Company’s contracts generally do not include any significant financing components.

Performance Obligations

Revenue is recognized when the Company satisfies its performance obligation under the contract by transferring the promised product or service to its customer. A performance obligation is a promise in a contract to transfer a distinct product or service to a customer.

A contract’s transaction price is allocated to each distinct performance obligation within the contract. Substantially all of the Company’s contracts have a single performance obligation. The nature of the Company’s business occasionally gives rise to variable consideration, including rebates, allowances, and returns that generally decrease the transaction price which reduces revenue. These variable amounts are generally credited to the customer, based on achieving certain levels of sales activity, product returns, or price concessions. Variable consideration is estimated at the most likely amount that is expected to be earned. Estimated amounts are included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognition will not occur when the uncertainty associated with the variable consideration is resolved. Estimates of variable consideration are estimated based on historical experience and known trends.

All of the Company’s revenue is from products transferred to customers at a point in time. The Company recognizes revenue at the point in time in which the customer obtains control of the product, which is generally when product title passes to the customer upon shipment.

Income Taxes

The stockholders of the Company have elected for the Company to be taxed under the provisions of Subchapter “S” of the Internal Revenue Code (“IRC”) . Under these provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the stockholders are liable for the individual income taxes on their respective share of the Company’s taxable income or benefit on their respective share of the Company’s taxable loss.

GAAP prescribes a comprehensive model for the financial statement recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. Management must determine whether it is more likely than not that a tax position will be sustained upon examination based on the technical merits of the position, and management’s opinion is that there are no such uncertain positions at June 26, 2024.

APPLIED AVIONICS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

B.
Summary of Significant Accounting Policies – continued

Income Taxes - continued

The Company files income tax returns in the United States federal jurisdiction. At June 26, 2024, the Company’s prior year tax returns related to fiscal years ended December 25, 2019 through December 28, 2022, remain open to possible examination by the tax authorities. No tax returns are currently under examination by any tax authorities. As of June 26, 2024, the Company has not incurred any penalties or interest related to these returns.

Advertising Costs

Advertising costs are charged to expense as incurred. For the period ended June 26, 2024, advertising costs approximated $53,000 and are included in selling, general, and administrative expenses in the accompanying statement of income.

Adoption of New Accounting Standards

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU” or “standard”) 2016-13, Financial Instruments – Credit Losses (“Topic 326”) : Measurement of Credit Losses on Financial Instruments. Subsequently, the FASB issued several clarifying standard updates to clarify and improve the ASU. These ASUs significantly change how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The most significant change in this standard is a shift from the incurred loss model to the expected loss model that will be based on an estimate of current expected credit loss (“CECL”). Under the standard, disclosures are required to provide users of the financial statements with useful information in analyzing an entity’s exposure to credit risk and the measurement of credit losses. Financial assets held by the Company that are subject to the guidance in Topic 326 were trade accounts receivable. The Company adopted the standard effective December 29, 2022. The impact of the adoption was not considered material to the financial statements and primarily resulted in new and enhanced disclosures only.

C.
Allowance for Credit Losses

The allowance for credit losses for accounts receivable and the related activity are as follows as of

June 26, 2024:

Beginning balance	$16,903
Provision for credit losses	34,156
Write-offs	-
Ending balance	$51,059

APPLIED AVIONICS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

D.
Inventories

The components of inventories are as follows at June 26, 2024:

Raw materials	$3,980,163
Work-in-process	4,718,420
Finished goods	241,421
8,940,004
Less allowance for obsolete inventory	(282,137)
Total inventories, net	$8,657,867

E.
Property, plant and equipment

The components of property, plant, and equipment are as follows at June 26, 2024:

Land	$576,076
Buildings and improvements	3,221,932
Machinery and equipment	9,282,618
Furniture and fixtures	522,690
Transportation equipment	128,242
Total property, plant, and equipment	13,731,558
Less accumulated depreciation	(10,419,855)
Property, plant, and equipment, net	$3,311,703

Depreciation expense for the period ended June 26, 2024, was $265,733, and is included within selling, general, and administrative expenses in the statement of income.

F.
Stockholders’ Equity

Stockholders’ equity includes voting and non-voting shares of common stock. Non-voting shares do not have voting rights; however, they confer all other rights of voting shares, including identical rights to distribution and liquidation proceeds. The number of authorized voting and non-voting shares is 2,800,000 and 200,000, respectively, as of June 26, 2024.

G.
Employee Retirement Plan

The Company sponsors the Applied Avionics, Inc. 401(k) Plan (the “Plan”). The Plan covers substantially all employees and provides for the Company to make a discretionary employer match based on employee contributions. In 2024, the annual maximum Company matching contribution is limited to $2,750 per participant. Matching contributions totaled approximately $150,000 through June 26, 2024.

APPLIED AVIONICS, INC.

NOTES TO FINANCIAL STATEMENTS (continued)

H.
Executive Retirement Plan

The Company provides payment upon retirement to senior management personnel through an executive retirement plan who meet certain requirements prior to retirement. The executive retirement plan is intended to be an unfunded “top-hat plan” maintained for the purpose of providing benefits to a select group of management and certain other employees. The Company accrued approximately $2,017,000 for the executive retirement plan as of June 26, 2024, and has a total liability of approximately $4,555,000 included within the accompanying balance sheet.